EXHIBIT 10.3

Name of Employee:	No. of Shares:

VALLEY NATIONAL BANCORP

RESTRICTED STOCK AWARD AGREEMENT

VALLEY NATIONAL BANCORP, a New Jersey corporation (the “Company”), this                      (the “Award Date”) hereby grants to                      (the “Employee”), an employee of the Company, pursuant to the Company’s 2009 Long-Term Stock Incentive Plan (the “Plan”), shares of the Common Stock, no par value, of the Company subject to the restrictions set forth herein (“Restricted Stock”) in the amount and on the terms and conditions hereinafter set forth.

1. Incorporation by Reference of Plan. The provisions of the Plan, a copy of which is being furnished herewith to the Employee, are incorporated by reference herein and shall govern as to all matters not expressly provided for in this Agreement. Capitalized terms not defined herein have the meanings set forth in the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall govern.

2. Award of Restricted Stock; Escrow. The Company hereby awards the Employee                      shares of Restricted Stock. The shares of Restricted Stock awarded hereunder (the “Shares”) shall be placed in escrow with the Escrow Agent selected by the Committee until all the restrictions (the “Restrictions”) specifically set forth in this Agreement and in Section 8 of the Plan with respect to the Shares shall expire or be canceled, at which time the Shares shall be released from escrow and the Company shall issue to the Employee a stock certificate with respect to such Shares, free of all Restrictions. Restricted Stock shall have all dividends (including cash and stock dividends) and voting rights as set forth in Section 8 of the Plan. However, dividends (including cash and stock dividends) paid on the Restricted Stock shall be deferred and held by the Escrow Agent until the Restrictions with respect to the Shares upon which such dividends were paid expire or are canceled, at which time the Company shall deliver to the Employee all such dividends, with interest, if any. If the Employee forfeits any Shares awarded hereunder, such Shares and any dividends (including cash and stock dividends) with respect thereto, with interest, if any, shall automatically revert to the Company (without any payment by the Company to the Employee) and shall no longer be held in escrow for the Employee.

3. Restrictions (a) Vesting. The Shares and all related dividends shall not be delivered to the Employee and may not be sold, assigned, transferred, pledged or otherwise encumbered by the Employee until such shares have vested in the Employee in accordance with the following schedule:

(b) Forfeiture. Shares not yet vested (and any related dividends (including cash and stock dividends) and interest) shall be forfeited to the Company automatically and immediately upon the Employee’s ceasing to be employed by the Company and its Subsidiaries for any reason whatsoever, other than death or Retirement (as such term is defined in the Plan). Upon termination of employment by reason of death or Retirement (as such term is defined in the Plan), all restrictions upon shares of Restricted Stock shall thereupon immediately lapse.

4. Accelerated Restricted Stock. With respect to an Employee who was at any time a named executive officer (as determined under Item 402 of Regulation S-K of the Exchange Act), the Share are subject to all the terms and conditions set forth in the Plan regarding Accelerated Restricted Stock including, but not limited to, the following:

a.	The retention requirements as provided in Section 8(c) of the Plan;

b.	The inclusion on the certificate issued by the Escrow Agent pursuant to Section 8(e) of a legend restricting transfer of Shares subject to the retention requirements as provided in Section 8(c) of the Plan; and

c.	The continued holding of the certificates representing the Accelerated Restricted Stock until the expiration of the retention requirements as provided in Section 8(c) of the Plan.

5. Registration. If Shares are issued in a transaction exempt from registration under the Securities Act of 1933, as amended, then, if deemed necessary by Company’s counsel, as a condition to the Company issuing certificates representing the Shares, the Employee shall represent in writing to the Company that he is acquiring the Shares for investment purposes only and not with a view to distribution, and the certificates representing the Shares shall bear the following legend:

“These share have not been registered under the Securities Act of 1933. No transfer of the shares may be affected without an opinion of counsel to the Company stating that the transfer is exempt from registration under the Act and any applicable state securities laws or that the transfer of the shares is covered by an effective registration statement with respect to the shares.”

6. Incorporation of Plan. The Employee hereby acknowledges receipt of a copy of the Plan and represents and warrants that he or she has read and is familiar with the terms and conditions of the Plan. The execution of this Agreement by the Employee shall constitute the Employee’s acceptance of and agreement to all of the terms and conditions of the Plan and this Agreement.

7. Notices. Except as specifically provided in the Plan or this Agreement, all notices and other communications required or permitted under the Plan and this Agreement shall be in writing and shall be given either by (i) personal delivery or regular mail, in each case against receipt, or (ii) first class registered or certified mail, return receipt requested. Any such communication shall be deemed to have been given (i) on the date of receipt in the cases referred to in clause (i) of the preceding sentence and (ii) on the second day after the date of mailing in the cases referred to in clause (ii) of the preceding sentence. All such communications to the Company shall be addressed to it, to the attention of its Secretary or Treasurer, at its then principal office and to the Employee at his last address appearing on the records of the Company or, in each case, to such other person or address as may be designated by like notice hereunder.

8. Tax Withholding. If requested by the Employee, the Committee, in its discretion, has the right to cancel Shares of Restricted Stock to be delivered to the Employee having a Fair Market Value, on the day preceding the date of vesting of the Restricted Stock, equal to the aggregate required tax withholding in connection with such vesting, and to apply the value of such Shares of Restricted Stock as payment for the Employee’s aggregate required tax withholding for the vesting of any Shares of Restricted Stock. A sample form to be used in making this request is attached.

9. Miscellaneous. This Agreement and the Plan contain a complete statement of all the arrangements between the parties with respect to the subject matter hereof, and this Agreement cannot be changed except by a writing executed by both parties. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed exclusively in New Jersey.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VALLEY NATIONAL BANCORP	EMPLOYEE:

By:
[Signature of Employee]

VALLEY NATIONAL BANCORP

Tax Withholding Election Form

The undersigned has received, pursuant to the Company’s 2009 Long-Term Stock Incentive Plan (the “Plan”), shares of the Common Stock, no par value, of the Company (“Restricted Stock”) subject to the restrictions set forth in a Restricted Stock Award Agreement (the “Agreement”) dated             . Capitalized terms used herein without definition shall have the meanings ascribed to them in the Plan.

With respect to the satisfaction of any and all withholding tax obligations relating to the vesting of the Restricted Stock and pursuant to Section 7 (Tax Withholding) of the Agreement, the undersigned hereby voluntarily elects (please choose one and initial on the space provided):

—	(i)	to have the Company withhold a number of shares of Common Stock otherwise issuable or deliverable sufficient to cover the undersigned’s withholding tax obligations in connection with the vesting of the Restricted Stock subject to the Agreement.

—	(ii)	to withdraw the voluntary election dated in connection with the vesting of the Restricted Stock subject to the Agreement. This tax withholding election shall be deemed revoked by the undersigned when the Company receives a superseding Tax Withholding Election Form where this item (ii) is checked.

The undersigned understands that the Company may defer issuance and delivery of Common Stock until all tax withholding requirements are satisfied.

The vesting of the Restricted Stock subject to the Agreement may at times occur during a blackout period. In such an event, you would be unable to elect to have shares of Common Stock withheld to cover withholding tax obligations. Thus, consistent with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, where item (i) above is checked, this Tax Withholding Election Form serves as your authorization to have the Company withhold a number of shares of Common Stock otherwise issuable or deliverable sufficient to cover the undersigned’s withholding tax obligations in connection with the vesting of the Restricted Stock subject to the Agreement.

By executing this Tax Withholding Election Form, the undersigned represents and warrants that as of the date hereof he/she is not aware of any material nonpublic information with respect to the Company or any of its securities.

Date	Employee

Name